UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2004

Clarion Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-24690	91-1407411
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

38 West Fulton, Suite 300, Grand Rapids, Michigan	49503
(Address of principal executive offices)	(Zip Code)

(616)-233-6680
(Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Shareholder Letter

Item 9. Regulation FD Disclosure

On April 12, 2004, Clarion Technologies, Inc. mailed annual meeting materials to its shareholders, including its Form 10-K and Definitive Proxy Statement, both previously filed with the Securities and Exchange Commission. The Letter to Shareholders, attached hereto as Exhibit 99.1, was also included in the annual meeting materials sent to shareholders.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 13, 2004	CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh Edmund Walsh Chief Financial Officer and Treasurer

EXHIBIT 99.1

Dear Shareholders:

During 2003, we continued to focus on increasing sales, operational excellence and exceeding the requirements of our customers.

With our success in meeting and exceeding our customers needs, we were able to secure significant sales growth in the primary markets we serve, despite a flat economic market. We have summarized our accomplishments for 2003 below:

   o    Revenue increased by 21% or over $17 Million.

   o    Operating income increased 52% or over $1.7 Million.

   o    We achieved positive net income.

   o    We started production in Pella, Iowa to support additional new business.

The entire company has continued to focus on meeting our business plan every day and providing the products and solutions that our customers want and expect. This focus has provided significant growth, including new business opportunities with existing and new customers. Much of that growth is attributable to our key customers accelerating the consolidation of their supply base and consolidating to us. We are confident in our belief that these growth opportunities substantiate our customer’s confidence in our ability to deliver quality products on time, at a competitive price. We will continue our focus on execution and growing the business in 2004 by continuing to provide our customers with creative, cost effective solutions.

In 2004, we expect continued sales growth at a pace similar to 2003 and are confident in our ability to convert these sales into improved profitability. For the first quarter of fiscal 2004, we have experienced increases in revenues with improved profitability and operating results for the first quarter as compared to the same period in fiscal 2003 and are optimistic that this trend will continue. We will continue to align our business for increased competitiveness, strengthening our foundation and clarifying our path to develop new markets and customers.

In order to provide the value you expect, we must continue the momentum begun in 2003 into 2004 and beyond. We look forward to the future and commit ourselves to continuing to strengthen our organization and position ourselves to be the dominant injection molder in the markets we serve.

Dated: April 12, 2004	/s/ William Beckman William Beckman, President

_________________

The statements made in this letter include forward-looking statements made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements.